Exhibit 10.1

Tutor Perini Corporation
15901 Olden Street
Sylmar, CA 91342
Telephone: 818.362.8391
Facsimile: 818.364.8451

June 13, 2024

Ronald N. Tutor
VIA Email: Ron.Tutor@tutorperini.com

Re: Amendment to Ronald Tutor Restricted Stock Unit Award Agreement, dated March 8, 2023

Dear Ron:

Reference is made to your Restricted Stock Unit Award Agreement with Tutor Perini Corporation (the "***Company***"), dated March 8, 2023 (the "***RSU Agreement***"). Capitalized terms not otherwise defined in this letter agreement have the same meanings ascribed to such terms in the RSU Agreement.

Pursuant to the RSU Agreement, you received an award of 530,188 RSUs, which vest in substantially equal one-third installments on each of the first three anniversaries of the date of the RSU Agreement and are payable in shares of Stock following vesting (the "***Award***"). The Company and you mutually desire to provide that, following vesting (i) only a maximum of 500,000 RSUs subject to the Award shall be settled in shares of Stock and (ii) the remaining 30,188 RSUs subject to the Award shall be settled in cash.

Accordingly, the Company and you hereby acknowledge and agree that, notwithstanding anything to the contrary in the RSU Agreement, with respect to the 176,730 RSUs scheduled to vest on March 8, 2026 (the "***Vesting Date***"), following vesting, 30,188 of such vested RSUs shall be settled through the Company's payment to you of a lump sum cash payment equal to, for each vested RSU, the Fair Market Value (as defined in the Tutor Perini Corporation Omnibus Incentive Plan) of one share of Stock on the Vesting Date. Such cash payment will be paid to you, subject to all applicable taxes and withholdings, as soon as administratively practicable following the Vesting Date, but no later than March 15th of the calendar year following the Vesting Date. For the avoidance of doubt, the foregoing will not affect any other RSUs granted under the Award nor the vesting conditions of the Award.

Please indicate your acceptance of this letter agreement by signing below.

Tutor Perini Corporation

By: *[signature]*
Name: Ryan Soroka
Title: Senior Vice President & Chief Financial Officer

Agreed to and accepted by:

[signature]
Ronald N. Tutor

Date: June 13, 2024